UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

ACCENTURE LTD

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[The message below was sent to all employees of Accenture. Given its broad circulation, it is being filed herewith as additional solicitation materials even though no proxies are being solicited by such message.]

To:	All Accenture People

From:	William D. Green, Chairman & CEO

Date:	May 26, 2009

Subject:	Proposed Change of Incorporation to Ireland

This afternoon we announced that our Board of Directors has unanimously approved changing Accenture’s place of incorporation to Ireland from Bermuda. We believe that this is in the best interests of Accenture, our shareholders and our employees. A copy of the news release we issued today is attached.

Accenture’s shareholders will be asked to vote on the proposed move at shareholder meetings expected to be held on a date within the next three to four months. The preliminary proxy statement we filed today with the U.S. Securities and Exchange Commission (SEC) is available on the SEC website and on accenture.com.

We believe that incorporating in Ireland will provide Accenture with economic benefits and help ensure our continued global competitiveness. In making this decision, the Board considered many factors, including criticism of Bermuda as a place of incorporation, the global nature of Accenture’s business and the growing importance of our Europe/Middle East/Africa region.

This is largely a corporate administrative matter that will have no impact on the way we go to market, serve our clients or run our business. We hope to complete the process for this change over the next few months.

In the meantime, next week we enter the final quarter of fiscal 2009. I encourage you to maintain a laser focus on our clients and meeting their needs … as we continue to deliver value to them and to our shareholders.

Bill

This communication has been prepared in respect of the proposed transaction described in the preliminary proxy statement filed by Accenture Ltd on May 26, 2009. In connection with the transaction, Accenture intends to file and mail a final proxy statement to its shareholders. Shareholders are urged to read such proxy statement when it becomes available because it will contain important information. The preliminary proxy statement is, and the final proxy statement will be, and other documents filed or to be filed by Accenture with the SEC are or will be, available free of charge at the SEC’s website (www.sec.gov) and at Accenture’s website (www.accenture.com).

Accenture and its directors and executive officers and other persons may be deemed participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Accenture shareholders in connection with the transaction is set forth in the preliminary proxy statement when it is filed with the SEC. You can find information about Accenture’s directors and executive officers in the definitive proxy statement filed on Dec. 19, 2008. You can obtain free copies of these documents from Accenture using the contact information above.

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